EXHIBIT 99.1

                       Payne Falkner Smith & Jones, P.C.

November 26, 2004

The Board of Directors
RG America
2100 Valley View Lane
Dallas, Texas 75234

Re: Resignation

Board Members:

Due to the time required by my primary business, I do not believe I can continue to adequately serve as a Director. Therefore, I am resigning as a member of the Board of Directors of RG America immediately.

I will the best of luck to the Board of Directors and RG America.

Best regards,

/s/ Cecil W. Jones

Cecil W. Jones

CWJ/st